EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into this the 31st day of March, 2000, by and between TRIMERIS, INC., a Delaware corporation (the "Company"), and
M. NIXON ELLIS ("Executive").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

1. Effective Date. This Agreement shall be effective as of the 31st day of March, 2000, which date shall be referred to herein as the "Effective Date".

2.       Position and Duties.

         (a) The Company hereby employs Executive as its Executive Vice President and Chief Business Officer commencing as of the Effective Date for the "Term of Employment" (as herein defined below). In this capacity, Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by the Chief Executive Officer (CEO) and Chief Scientific Officer (CSO) of the Company which may include services for one or more subsidiaries or affiliates of the Company. Executive shall in his capacity as an employee and officer of the Company be responsible to and obey the reasonable and lawful directives of the CEO and CSO.

         (b) Executive shall devote his full time and attention to such duties, except for sick leave, reasonable vacations, and excused leaves of absences as more particularly provided herein. Executive shall use his best efforts during the Term of Employment to protect, encourage, and promote the interests of the Company.

3.       Compensation.

         (a) Base Salary. The Company shall pay to Executive during the Term of Employment a minimum salary at the rate of Two Hundred Twenty Thousand Dollars ($220,000.00) per year and agrees that such salary shall be reviewed at least annually. Such salary shall be subject to discretionary annual increases as determined by the Compensation Committee of the Board of Directors. Such salary shall be payable monthly and in accordance with the Company's normal payroll procedures. (Executive's annual salary, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Salary"). At no time during the Term of

         Employment shall Executive's Base Salary be decreased from the amount of Base Salary then in effect.

         (b) Performance Bonus. In addition to the compensation otherwise payable to Executive pursuant to this Agreement, Executive shall be eligible to receive an annual bonus up to forty-five percent (45%) of his Base Salary ("Bonus") pursuant to a performance bonus plan (the "Bonus Plan") which may be established by the Company for its senior executive officers and which shall provide for bonus compensation to be payable based upon the financial and other performance of the Company and Executive.

         (c) Signing Bonus. In consideration of Executive's executing this Agreement, Company agrees to award Executive, upon execution of this Agreement, a one time payment of Twenty Five Thousand Dollars ($25,000.00).

         (d) Long Term Incentive/Stock Options. Upon execution of this Agreement, the Company shall recommend that the Compensation Committee of the Board grant Executive options to purchase One Hundred Thousand (100,000) shares of the Company's common stock at a price equal to the fair market value of the common stock on the date of grant, vesting monthly over a period of four (4) years beginning March 31, 2000. All options will be subject to the terms and conditions of the Trimeris, Inc. Amended and Restated Stock Incentive Plan. In the event of any termination of Executive's employment, no additional options shall vest but stock options previously vested shall not be forfeited by Executive.

4.       Benefits During the Term of Employment.

         (a) Executive shall be eligible to participate in any life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees of the Company from time to time, and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

         (b) Executive shall be allowed four (4) weeks of vacation with pay and leaves of absence with pay on the same basis as other senior executive employees of the Company.

         (c) The Company shall reimburse Executive for reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses, travel and lodging expenses, following presentation of documentation in accordance with the Company's business expense reimbursement policies.

5. Term; Termination of Employment. As used herein, the phrase "Term of Employment" shall mean the period commencing on the Effective Date and ending on the same date two (2) years later; provided, however, that as of the expiration date of each of (i) the initial Term of Employment and (ii) if applicable, any Renewal Period (as defined below), the Term of

Employment shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or Executive provides sixty (60) days' prior written notice to the contrary. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

         (a) Termination by the Company. Notwithstanding anything to the contrary in this Agreement, whether express or implied, the Company may, at any time, terminate Executive's employment for any reason other than Cause, Death or Disability by giving Executive at least sixty (60) days' prior written notice of the effective date of termination. Company may terminate Employee's employment for Cause, Death or Disability without prior notice, except that Executive may not be terminated for substantial and willful failure to perform specific and lawful directives of the CEO and CSO, as reasonably determined by the CEO and CSO unless and until the CEO and CSO has given him reasonable written notice of their intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach. The terms "Cause" and "Disability" shall have the meaning given them under the Separation and Severance Agreement.

         (b) Termination by Executive. In the event that Executive's employment with the Company is voluntarily terminated by Executive, the Company shall have no further obligation hereunder from and after the effective date of termination except as may be provided in the Separation and Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Executive shall give the Company at least 30 days' advance written notice of his intention to terminate his employment hereunder.

         (c) Salary and Benefits Upon Termination. In the event of termination of employment, Executive shall receive all regular Base Salary due up to the date of termination, and if it has not previously been paid to Executive, Executive shall be paid any Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination and the Company shall have no further obligation hereunder from and after the effective date of termination except as may be provided in the Separation and Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Executive's stock options with respect to the Company's stock shall be subject to the terms of the Trimeris, Inc. Amended and Restated Stock Incentive Plan or any successor plan, which is a separate agreement. In the event of termination, Executive's rights to benefits other than severance shall be governed by the terms of the Company's retirement, insurance and other benefit plans and programs then in effect in accordance with the terms of such plans. Executive's right to severance benefits, if any, shall be governed by the terms of the Separation and Severance Agreement attached hereto as Exhibit B (the "Severance Agreement"); provided, however, the Executive, shall be entitled to de novo review of any material violation of the Severance Agreement, or denial of any claim, or eligibility for any claim thereunder exclusively as provided in the Resolution of Dispute provisions of Section 12 of this Agreement. The Severance

         Agreement is incorporated in this Agreement by reference and is hereby made a part of this Agreement as if fully set forth herein.

6.       Confidential Information, Non-Solicitation and Non-Competition.

         (a)      Executive acknowledges and agrees that:

                  (i) As a result of his employment with the Company, Executive will become knowledgeable of and familiar with the Company's Confidential Information (as defined below), including know-how related to the Company's services, plus the special requirements or preferences of the Company's research, development, marketing, licensing agreements or arrangements and investor relations, so that he would have a competitive advantage against the Company for at least two (2) years following termination of his employment with the Company absent the protection afforded by the restrictive covenants in this Section 6 of the Executive Employment Agreement (the "Restrictive Covenants");

                  (ii) The time, territory and scope of the Restrictive Covenants are reasonable and necessary for protection of the Company's legitimate business interests;

                  (iii) Executive has received sufficient and valuable consideration in exchange for his agreement to the Restrictive Covenants, including but not limited to his salary and benefits under the Executive Employment Agreement, his salary continuation under the Separation and Severance Agreement and any other consideration provided to him under this Agreement;

                  (iv) The non-compete covenant of Section 6(c) will not impose undue hardship on Executive or prevent Executive from being able to earn an adequate living following termination of this Agreement;

                  (v) The time period of protection provided by the Restrictive Covenants shall not be reduced by any period of time during which Executive is in violation of such covenants or any period of time required for litigation to enforce such covenants; and

                  (vi) Executive has read and reviewed the Restrictive Covenants before agreeing to the terms of this Agreement.

         (b) During the Term of Employment and at all times thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Executive in the course of his employment by the Company, including (without limitation) (i) any proprietary knowledge, trade secrets, ideas, processes, formulas, cell lines, sequences, developments, designs, assays and techniques, data, formulae, and client and customer lists and all papers, resumes, records (including computer records), (ii) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers (iii) information regarding the skills and compensation of other employees of Company and (iv) the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of employment for any reason whatsoever, Executive shall promptly deliver to the Company all documents, slides, computer tapes and disks (and all copies thereof) containing any Confidential Information.

         (c) During the Term of Employment and for two (2) years thereafter, Executive shall not, directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise) engage in, work for, consult, provide advice or assistance or otherwise participate in any activity which is competitive with the business of the Company which is worldwide ("Competing Business" or "Competitor"). Executive further agrees that during such period he will not assist or encourage any other person in carrying out any activity that would be prohibited by the foregoing provisions of this Section 6 if such activity were carried out by Executive and, in particular, Executive agrees that he will not induce any employee of the Company to carry out any such activity; provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction.

                  "Competing Business" is defined as the business of the discovery, development, testing, manufacturing, and/or marketing therapeutic components for the treatment of human viral diseases based on a viral fusion protein target and any other business in which the Company may engage or propose to engage during the term of this Agreement.

         (d) During the Term of Employment and for two (2) years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company.

         (e) Executive recognizes that he will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company. Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of Employment, and for a period of two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not at any time convey any such confidential information or trade secrets about other employees of the Company to any other person.

         (f) Executive agrees and understands that Company has received, and in the future will receive, from third parties confidential or proprietary information ("Third Party Information") subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Executive's employment and thereafter, Executive will hold Third Party Information in the strictest of confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for Company), or use, except in connection with any work for Company, Third Party Information unless expressly and specifically authorized to do so prior to any proposed disclosure by an officer of Company.

         (g)      Inventions

                  (i) Assignment. Executive hereby assigns to Company all his right, title and interest in and to any and all Inventions (and all patent rights, copyright, trade secret rights and all other rights throughout the world in connection therewith, whether or not patentable or registerable under copyright, trademark or similar statutes), together with all goodwill associated therewith, (all of the foregoing being hereinafter referred to collectively as "Proprietary Rights"), made, conceived, reduced to practice or learned by Executive, either alone or jointly with others, during his period of employment with Company. Inventions assigned under this Section 6 are hereinafter referred to as "Company Inventions". Executive agrees to assist Company in every necessary way to obtain or enforce any patents, copyrights or any proprietary rights relating to Company Inventions and to execute all documents and applications necessary to vest in Company's full legal title to such Company Inventions, and Executive agrees to continue this assistance after the termination of his employment with Company. Furthermore, Executive hereby designates and appoints Company and its officers and agents as his agents and attorneys-in-fact to execute and file any certificates, applications or documents and to do all other lawful acts reasonably necessary in the opinion of Company to protect Company's rights in Company Inventions. Executive expressly acknowledges that the foregoing power of attorney is coupled with an interest and is therefore irrevocable and will survive Executive's termination of employment, death or incompetency.

                  (ii) Government. Executive also will assign to or as directed by Company all his right, title and interest in and to any and all Inventions, full title to which may required to be in the United States by a contract between Company and the United States or any of its agencies.

                  (iii) Independent Inventions. Notwithstanding anything in this Agreement to the contrary, Executive's obligation to assign or offer to assign Executive's rights in an Invention to Company will not extend or apply to an Invention that Executive has developed entirely on Executive's own time without using Company's equipment, supplies, facilities or trade secret information unless such Invention: (a) relates to Company's business or actual demonstrably anticipated research or development or (b) results from any work performed by Executive for Company. Executive will bear the burden of proof in establishing that the Invention qualifies for exclusion under this Subsection 6(g)(iii).

                  (iv) Assignment of Company Inventions. Executive will assist Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights related to Company Inventions in any and all countries. Executive's obligation to assist Company with respect to Proprietary Rights relating to such Company Inventions will continue beyond the termination of Executive's employment, but Company will compensate Executive at a reasonable rate after Executive's termination for the time actually spent by executive at Company's request on such assistance.

                  Executive hereby waives and quitclaims to Company all claims, of any nature whatsoever, which Executive may or may hereafter have for infringement, including past infringements, of any Proprietary Rights assigned hereunder to Company.

                  (v) Obligation to Keep Company Informed. During the period of Executive's employment, Executive will promptly disclose to Company fully and in writing, and will hold in trust for the sole right and benefit of Company, any and all Inventions. In addition, after termination of Executive's employment, Executive will disclose all patent applications filed by Executive within a year after termination of such employment.

                  (vi) Prior Inventions. Inventions, if any, patented or unpatented, which Executive made prior to Executive's commencement of employment with Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Executive has set forth on the attached Exhibit A, a complete list of all Inventions that Executive has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of Executive's employment with Company, that Executive considers to be Executive's property or the property of the third parties, and Executive wishes to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause Executive to violate any prior confidentiality agreement with another party, Executive understands that he is not to list such Inventions in Exhibit A but that

                  Executive is to inform Company in writing that all such Inventions have not been listed for that reason.

                  If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

7. Return of Company Documents. In the event Executive leaves the employment of Company for whatever reason, Executive agrees to deliver to Company any and all laboratory notebooks, drawings, notes, memoranda, specifications, devices, software, databases, formulas, molecules, cells and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Confidential Information of Company. Executive further agrees that any property situated on Company's premises and owned by Company including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time, with or without notice, for the purpose of protecting Company's rights and interests in its intellectual property.

8. Taxes. All payments to be made to Executive under this Agreement will be subject to any applicable withholding of federal, state and local income and employment taxes.

9. Miscellaneous. This Agreement shall also be subject to the following miscellaneous considerations:

         (a) Executive and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

         (b) This Agreement (including attached Exhibits A and B) contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Executive's employment, and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

         (c) If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

         (d) This Agreement shall be governed by and construed in accordance with the internal, domestic laws of the State of North Carolina.

         (e) The Company may assign this Agreement to any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

         (f) Any rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under benefit plans of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans.

         (g) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Executive at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the CEO and CSO with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         (h) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (i) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         (j) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10. Legal and Equitable Remedies. Because the Executive's services are personal and unique, and because the Executive will have access to and become acquainted with Proprietary Rights, Company Inventions and Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief in any court of competent jurisdiction, without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

11. Survival of Provisions. The executory provisions of this Agreement will survive the termination of this Agreement or the assignment of this Agreement by Company to any successor in interest or other assignee.

12.      Resolution of Disputes. Except as otherwise specifically provided in
         Section 10 of the Severance Agreement attached hereto, any dispute or controversy arising under or in connection with this Agreement and/or the Separation and Severance Agreement shall be settled exclusively by arbitration administered by the American Arbitration Association and conducted before a panel of three arbitrators in Raleigh, Wake County, North Carolina, all in accordance with its Commercial Arbitration rules then in effect. The Company and Executive hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment shall be final and binding upon the parties and judgement may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that (a) the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation or the continuation thereof, of the provisions of Section 6 of this Agreement, and Executive consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond except to the extent otherwise required by applicable law; and (b) notwithstanding anything in the Severance Agreement to the contrary, the Executive, shall be entitled by arbitration to seek de novo review of any material violation of the Severance Agreement in accordance with
         Section 10 of such Severance Agreement or any denial of a claim or obligation to pay a claim thereunder.

           [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE
                                PAGE TO FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE                               TRIMERIS, INC.

By:      /s/ M. Nixon Ellis             By:    /s/ Dani P. Bolognesi
         ----------------------------          -------------------------------
Name:        M. Nixon Ellis             Name:      Dani P Bolognesi, Ph.D.
Title:       Executive Vice President   Title:     Chief Executive Officer
             Chief Business Officer                and Chief and Scientific Officer
Address:     5915 St. Mary's Road       Address:   4727 University Drive
             Hillsborough, NC 27278                Durham, NC 27707

                                    EXHIBIT A
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by Company and therefore should be excluded from the coverage of this
Agreement:

____     Additional sheets attached.

  X      No pertinent inventions or improvements.
----

____ Due to confidentiality agreements with one or more prior employers, I cannot disclose certain inventions that would otherwise be included on the above-described list.

I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality and that are not generally available to the public. These materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto). If no such authorization is in place, I will consult with Company management to determine what steps should be taken to protect the interests of all parties concerned.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


____     Additional sheets attached.

  X      No material.
----

EXECUTIVE:


/s/ M. Nixon Ellis
--------------------
M. Nixon Ellis

Date: March 31, 2000
      --------------

                                    EXHIBIT B
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

                       SEPARATION AND SEVERANCE AGREEMENT

         THIS SEPARATION AND SEVERANCE AGREEMENT (the "Severance Agreement") is made a part of that Executive Employment Agreement (the "Employment Agreement"), entered into and effective as of the 31st day of March, 2000, by and between M. NIXON ELLIS , an individual resident of the State of North Carolina (the "Executive"), and TRIMERIS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company desires to employ Executive and to provide for severance benefits under the terms and conditions set forth herein; and

         WHEREAS, this Severance Agreement constitutes part of the Employment Agreement and is incorporated therein by reference and fully set forth therein.

         NOW, THEREFORE, in consideration of the premises, mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Definitions. The following terms shall have the meanings set forth herein.

         (a) "Administrator" shall mean the Company. The Company shall also be the "named fiduciary" hereunder. The Company shall have the authority to designate one or more of its officers, employees or directors to act on its behalf in administering this Severance Agreement.

         (b) "Base Salary" shall mean Executive's regular pay at the time of termination. Base Salary shall not include bonus or incentive plans, overtime pay, relocation allowances or the value of any other benefits for which Executive may be eligible.

         (c) "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within thirty (30) days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

                  (i) a material breach by the Company of any provision of this Severance Agreement, including, but not limited to, a material adverse alteration in the nature or status of Executive's responsibilities;

                  (ii) the Company's requiring the Executive to be based anywhere other than the metropolitan area where he currently works and resides; and

                  (iii) the occurrence of a "Change in Control" as defined below.

                  For purposes of this Severance Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (i) voting stock of the surviving or transferee corporation or (ii) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided, however, that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by Executive or in which Executive acquires an equity interest materially in excess of his equity interest in the Company immediately prior to such transaction (each of the events described in (i), (ii), (iii) or (iv) above, except as provided otherwise by the preceding clause being referred to herein as a "Change in Control"). In the event of a sale of the assets or stock of the Company, the Executive shall have the option of electing to terminate his employment due to a Change in Control and receive such severance benefits in accordance with this Severance Agreement or electing to remain employed under the terms of the Employment Agreement, but not both. Executive's right to terminate his employment for Good Cause due to any "Change in Control" must be exercised within sixty (60) days after receiving written notice or his receiving actual knowledge of such Good Cause.

         (d)      Cause shall mean:

                  (i) fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its affiliates;

                  (ii) substantial and willful failure to perform specific and lawful directives of the CEO and CSO;

                  (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company; or conviction of or plea of guilty or nolo contendere to a felony;

                  (iv) a material breach of the terms and conditions of this Severance Agreement or the Employment Agreement; or

                  (v) failure by Executive to abide by any obligation of non-compete or non-solicitation provision of Section 6 of the Employment Agreement or any previous agreements for employment.

                  provided, however, that with regard to subparagraphs (ii) and
                  (iv) above, Executive may not be terminated for Cause unless and until the CEO and CSO have given him reasonable written notice of their intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided further, however, that for purposes of determining whether any such Cause is present, no act or failure to act by Executive shall be considered "willful" if done or omitted to be done by Executive in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

         (e) Disability shall mean that as a result of Executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company and Executive), Executive shall have been absent from the full-time performance of his duties with the Company for one hundred twenty (120) consecutive days during any twelve
         (12) month period or if a physician acceptable to the Company and Executive advises the Company that it is likely that Executive will be unable to return to the full-time performance of his duties for one hundred twenty (120) consecutive days during the succeeding twelve (12) month period.

2. Responsibility for Benefits. The Company will pay the entire cost of all benefits provided under this Severance Agreement, solely from its general assets. The benefits made available by this Severance Agreement are "unfunded," and Executive is not required or permitted to make any contribution with respect to this Severance Agreement.

3. Payment of Benefits. In the event Executive's employment is terminated (a) by the Company other than for Cause, Disability or Death or (b) by Executive for Good Reason (as defined herein), Executive shall receive the following severance benefits upon his satisfaction of the condition in paragraph 4 hereof: (i) his Base Salary during the period commencing on the effective date of such termination and ending two (2) years later (the "Salary Continuation

Period"), as if Executive were still employed during the Salary Continuation Period; and (ii) during the Salary Continuation Period, Executive and his spouse and dependents shall be entitled to continue to be covered by the Company's group medical, health and accident insurance plan to the extent such coverage was in effect as of the date of such termination, at the same coverage level and on the same terms and conditions which applied immediately prior to the date of Executive's termination of employment; provided, however, that if, as the result of the termination of Executive's employment, Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under such plans, Executive and his spouse and dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, and the Company shall reimburse Executive for the cost of such continuation coverage to the extent such coverage would have been provided at no cost to Executive prior to his termination, for a period of up to two (2) years following his termination or, if sooner, until the expiration of Executive's continuation coverage rights.

4. Conditions to Receipt of Benefits. Upon the occurrence of an event described in Section 3 above, Executive will be eligible for severance benefits hereunder only if Executive executes and delivers to the Company a Settlement Agreement and Release in the form of Exhibit 1 attached hereto and made a part hereof and complies with the provisions of Section 6 of the Employment Agreement.

5. Termination Events Not Covered. Notwithstanding anything to the contrary contained herein, the Company shall not pay Executive severance benefits under this Severance Agreement if:

         (a)      Executive dies during the term of his employment;

         (b) Executive's employment is terminated for Cause or Disability, as defined herein;

         (c) Executive terminates his employment with Company for a reason other than Good Reason as defined herein; or

         (d) Executive revokes his agreement to release the Company from any and all claims related to his employment pursuant to the Settlement Agreement and Release executed in satisfaction of
                  Section 4 hereof.

         (e) Executive fails to comply with or otherwise violates any of the provisions of Section 6 of the Employment Agreement.

6. How Severance Benefits Are Paid. The Company will pay severance benefits in installments through the Company's regular payroll procedure according to Executive's pay schedule at the time of termination of employment; provided however, the Administrator shall have the discretion to cause the Company to pay all severance benefits in a lump sum payment, or to cause the Company to postpone commencement of benefits until the eighth (8th) day following Executive's execution of the Settlement Agreement and Release. Executive's severance benefits shall be subject to mandatory withholding, including federal, state and local income taxes, as well as FICA and withholding for applicable insurance premiums.

7. Administration. The Administrator shall have all powers necessary or helpful to administering this Severance Agreement in all its details, and shall have full discretionary authority in exercising such powers. This authority includes, but is not limited to, the power:

         (a) To make rules and regulations for the administration of this Severance Agreement;

         (b) To make any finding of fact necessary or appropriate for any purpose under this Severance Agreement, including, but not limited to, the determination of eligibility for and the amount of any benefit payable under this Severance Agreement; and

         (c) To interpret the terms and provisions of this Severance Agreement and to determine any and all questions arising out of this Severance Agreement or in connection with its administration. This authority shall include, but is not limited to, the right to remedy or resolve possible ambiguities, inconsistencies or omissions, by general rule or particular decision.

         (d) The Administrator shall exercise the powers conferred by this Severance Agreement in its sole and absolute discretion, and all its acts and determinations will be final and binding upon all interested parties subject to the de novo review by arbitration as provided in this Severance Agreement and the Employment Agreement.

8. Benefit Claims and Appeal Procedures. Executive has the right to make a written claim for benefits under this Severance Agreement. If all or part of Executive's claim for benefits is denied, or if there is a dispute regarding Executive's rights under this Severance Agreement, the Administrator will notify Executive in writing of the reasons for the denial of Executive's claim. The notice will refer to the appropriate provision of this Severance Agreement on which the denial or decision is based. The notice will also describe how claims are reviewed and outline the steps for an appeal. Usually, the Administrator will give Executive written notice of its decision within ninety (90) days of receipt of the claim. However, the Administrator may in some cases require additional time to complete its review, due to special circumstances. The Administrator will notify Executive if additional time is required for review of the claim. If Executive disagrees with the Administrator's decision, Executive may appeal and request a review of the case by the Administrator. Executive must request a review of the claim in writing within sixty (60) days after the Administrator notifies Executive of its decision. Executive's request must state why Executive disagrees with the decision, and Executive must include any information, questions or comments to support his appeal. Executive or his legal representative may review any documents related to the claim. The Administrator will review the appeal and notify Executive of its decision within sixty (60) days after receipt of the appeal; however, the Administrator may in some cases require additional time to complete its review, due to special circumstances. The Administrator will notify Executive if additional time is required for review of the appeal. The Administrator will notify Executive of its final decision and the reasons for the decision.

9.       Additional Information Regarding this Severance Agreement.

         (a) This Severance Agreement shall not be amended except by a written agreement executed by Executive and by an authorized officer of the Company (other than Executive).

         (b) The Employment Agreement and this Severance Agreement provides the sole and exclusive agreement concerning severance benefits for Executive in the event of a termination and replaces any and all prior plans, policies and practices relating to severance pay that may exist now or may have existed in the past.

         (c) To the extent not preempted by ERISA, the Employment Agreement and this Severance Agreement shall be governed by and construed according to the laws of the state of North Carolina.

         (d) If a provision of this Severance Agreement shall be held illegal or invalid, the legality or invalidity shall not affect the remaining provisions of this Severance Agreement, and this Severance Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

         (e) Executive acknowledges that no representation, promise or inducement has been made other than as set forth in the Employment Agreement and this Severance Agreement, and that he does not enter into this Employment Agreement and Severance Agreement in reliance upon any representation, promise or inducement not set forth herein and the Employment Agreement. The Employment Agreement and this Severance Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of the agreement between Executive and the Company with respect to the subject matter hereof. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect.

10. Executive's Rights Under ERISA. As a participant under this Severance Agreement, Executive is entitled to certain rights and protections under ERISA. Executive may examine all documents relating to the Severance Agreement without charge. These may include annual financial reports, plan descriptions and all other official documents filed with the United States Department of Labor (if any). Executive may obtain copies of documents relating to this Severance Agreement and certain other information by writing to the Administrator. The Administrator may impose a reasonable charge for the copies. In addition to creating rights for the Executive as a participant under this Severance Agreement, ERISA imposes certain duties on the people who are responsible for operating this Severance Agreement. These people are called "fiduciaries." The fiduciaries have a duty to operate the Severance Agreement prudently and in the interest of the Executive. The Company may not terminate Executive's employment or otherwise discriminate against Executive in any way to prevent him from obtaining a severance benefit or exercising rights under ERISA. Under ERISA, Executive may take the following steps to enforce his rights: (a) if Executive requests certain materials from the administrator regarding this Severance Agreement and does not receive them within thirty (30) days, Executive may file suit in a federal court; in such a case, the court may require the Administrator to provide the materials and pay Executive up to $100 a day until Executive receives the materials, unless the materials were not sent due to reasons beyond the control of the Administrator; (b) if Executive's claim for benefits is denied or ignored in whole or in part, Executive may file suit in federal court; or (c) if Executive is discriminated against for pursuing a benefit or exercising ERISA rights, Executive may seek help from the United States Department of Labor or file suit in a federal court. If Executive files a suit, the court will decide who should pay court costs and legal fees. If Executive has any questions about this statement or about ERISA rights, Executive should contact the Administrator. Executive may also contact the nearest area office of the Pension and Welfare Benefit Administration, United States Department of Labor.

11. Miscellaneous Information About this Severance Agreement. This section provides general information about this Severance Agreement required by the Employee Retirement Income Security Act of 1974 ("ERISA"). Participation in this Severance Agreement is subject to the execution by the Executive of a Settlement Agreement and Release with the Company. This Agreement shall not be construed in any manner to give any Company employee other than the Executive the right to severance benefits upon termination of employment.

         Plan Sponsor:              Trimeris, Inc.
         Tax ID Number:             56-6017737
         Plan Name:                 Trimeris, Inc. 2000 Executive Employment
                                    Agreement and Separation and Severance Plan
         Plan Number:               _______
         Plan Year:                 Calendar year
         Plan Type:                 Welfare benefit plan
         Effective Date:            March 31, 2000
         Agent For Service
         of Legal Process:          Trimeris, Inc.
                                    Attention:  Secretary

         IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement under seal as of the date first set forth above (the individual party adopting the word "SEAL" as his seal).

COMPANY:
TRIMERIS, INC.

/s/ Dani P. Bolognesi
--------------------------------
Dani P. Bolognesi, Ph.D.
Chief Executive Officer and Chief Scientific Officer

EXECUTIVE:

/s/ M. Nixon Ellis                       (SEAL)
----------------------------------
M. Nixon Ellis

                                    EXHIBIT 1
                                       TO
                       SEPARATION AND SEVERANCE AGREEMENT
                       ----------------------------------

                        SETTLEMENT AGREEMENT AND RELEASE

         THIS SETTLEMENT AGREEMENT AND RELEASE ("Settlement Agreement") sets out the complete agreement and understanding between TRIMERIS, INC. (the "Company") and M. NIXON ELLIS (the "Executive") regarding the termination of Executive's employment with the Company.

I. Release and Waiver. For and in consideration of the severance payments described in that certain Separation and Severance Agreement dated as of the 31st day of March, 2000 between the Company and Executive (the "Severance Agreement"), to be paid beginning no sooner than the eighth day following execution of this document, Executive hereby releases, waives and forever discharges the Company, its parent, affiliates and subsidiaries, and all of its benefit plans, plan administrators, trustees, agents, subsidiaries, affiliates, employees, officers, shareholders, successors and assigns (hereafter "the Releasees") from any and all liability, actions, charges, causes of action, demands, damages, attorneys fees or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of or in any way connected with Executive's employment, or the termination of employment, with the Company. These include, but are not limited to, any claim (including related attorneys' fees and costs) under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker's Adjustment and Retraining Notification Act, the Equal Pay Act, the Post Civil War Civil Rights Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the North Carolina Wage and Hour Act, the North Carolina Hazardous Chemicals Right to Know Act, the North Carolina Retaliatory Employment Discrimination Act, all as amended, or any other federal, state or local law or ordinance, and any claim for benefits or other claims under the Employee Retirement Income Security Act of 1974, as amended (except as expressly provided below). This waiver, release and discharge also includes without limitation, any wrongful or unlawful discharge claims, discipline or retaliation claims, any claims relating to any contract of employment, whether express or implied, any claims related to promotions or demotions, any claims for or relating to relocation, compensation including commissions, short term or long term incentives, the Company's Executive benefit plans and the management thereof (except as expressly provided below), any claims for defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, any claims based on stress to the extent permitted by law, any claims for breach of any covenant of good faith and fair dealing, and any other claims relating to the Executive's employment with the Company and termination thereof. This Settlement Agreement does not apply to any claims or rights that may arise under the Age Discrimination in Employment Act after the date that this Settlement Agreement is signed.

Executive expressly waives all claims, including those which he/she does not know or suspect to exist in his/her favor as of the date of this Settlement Agreement. As used in this Settlement Agreement, the parties understand the word "claims" to include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Releasees arising from Executive's employment with the Company, the termination thereof or any other conduct by the Releasees occurring on or prior to the date Executive signs this Settlement Agreement. All such claims are forever barred by this Settlement Agreement whether they arise in contract or tort or under a statute or any other law. Executive also understands and agrees that this release extinguishes all claims, whether known or unknown, foreseen or unforeseen, and expressly waives any rights or benefits under any law or judicial decision providing that, in substance, a general release does not extend to claims which a creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him must have materially affected his/her settlement with a debtor. It is expressly understood and agreed by the parties that this Settlement Agreement is in full accord, satisfaction and discharge of any and all doubtful and/or disputed claims by Executive against the Releasees, and that this Settlement Agreement has been signed with the express intent of extinguishing all claims, obligations, actions or causes of action as herein described.

The Executive's waiver of claims relating to or arising under the Employee Retirement Income Security Act of 1974, as amended, or the Company's 401(k) Plan, shall not be construed as a waiver of the Executive's right to receive his/her vested benefits under such plan, if any, in accordance with the terms and provisions of such plan, or as a waiver of the Executive's right to reimbursement for covered expenses under and in accordance with the terms and provisions of the Company's health or dental insurance plans, to the extent such covered expenses were incurred during a period in which the Executive was eligible to participate and in fact was participating in such plans.

II. Voluntary Agreement and Other Acknowledgments. Executive acknowledges that:

I have read this Settlement Agreement, and I understand its legal and binding effect. I am knowingly and voluntarily executing this Settlement Agreement of my own free will.

The severance benefits under the Severance Agreement are in addition to and in excess of benefits to which I am otherwise entitled.

I have had the opportunity to seek, and the Company has expressly advised me to seek, legal counsel prior to signing this Settlement Agreement.

I have been given at least 45 days from the date I received this form to consider the severance benefits being offered to me and the terms of this Settlement Agreement.

At the beginning of that 45 day period, I also received a description of: (1) the class, unit, or group of individuals covered by the severance and separation plan (if any), the eligibility factors for this program, and any time limits applicable to the program; and (2) the job titles and ages of all individuals being asked to execute this Settlement Agreement in exchange for payment of severance benefits (if any) and the job titles and ages of all individuals in the same job classification or organizational unit who are not being asked to execute this Settlement Agreement.

I understand that in signing this Settlement Agreement, I am releasing the Releasees from any and all claims I may have against them (except as expressly provided herein), including but not limited to claims under the Age Discrimination in Employment Act.

III. Revocation of Settlement Agreement. I understand that I can change my mind and revoke my signature on this Settlement Agreement within seven days after signing it by hand delivering notice of such revocation to the Chairman of the Compensation Committee of the Company. I understand that if I revoke this Settlement Agreement, I will not be entitled to any severance benefits under the Severance Agreement. I understand that, unless properly revoked by me during this seven-day period, the release and waiver in the first section above will become effective seven days after I sign the Settlement Agreement.

IV. Complete Agreement. I acknowledge that no representation, promise or inducement has been made other than as set forth in this Settlement Agreement, and that I do not enter into this Settlement Agreement in reliance upon any representation, promise or inducement not set forth herein. This Settlement Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter and contains all of the terms and provisions of agreement between the Executive and the Company with respect to the subject matter hereof. Any representation, promise or condition, whether written or oral, not specifically incorporated herein, shall be of no binding effect.

V. Governing Law. This Settlement Agreement shall be governed by the Employee Retirement Income Security Act and, where applicable, the law of the State of North Carolina.

VI. Severability. In the event any provision of this Settlement Agreement shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Settlement Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction. If Executive's release and waiver pursuant to Section I of this Settlement Agreement is found to be unenforceable, however, Executive agrees that he/she will either sign a valid release and waiver of claims in favor of the Company and the Releasees or promptly return the severance benefits received by Executive.

VII. Binding Effect. This Settlement Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

VIII. No Admissions. This Settlement Agreement is not intended as, and shall not be construed, as an admission that the Company and Releasees or any of them have violated any federal, state or local law, ordinance or regulation, breached any contract, or committed any wrong whatsoever against Executive.

AGREED AND UNDERSTOOD:

EXECUTIVE:

-------------------------                      -----------------------
Name: M. Nixon Ellis                                    Date